Exhibit 99.1

Earnings Conference Call August 4, 2021 8:00 a.m. CT 1 (800) 446-1671 (within North America) 1 (847) 413-3362 (outside of North America) Webcast: ir.dnow.com

NOW Inc. Reports Second Quarter 2021 Results

HOUSTON, TX, August 4, 2021 – NOW Inc. (NYSE: DNOW) announced results for the second quarter ended June 30, 2021.

Second Quarter 2021 Financial Highlights

•	Revenue was $400 million for the second quarter of 2021

•	Net loss was $2 million and non-GAAP net income excluding other costs was nil for the second quarter of 2021

•	Diluted loss per share was $0.02 and non-GAAP diluted earnings per share excluding other costs was $0.00 for the second quarter of 2021

•	Non-GAAP EBITDA excluding other costs for the second quarter of 2021 was $6 million

•	Cash and cash equivalents was $293 million and long-term debt was zero at June 30, 2021

•	Free cash flow for the second quarter of 2021 was $7 million

David Cherechinsky, President and CEO of NOW Inc., commented, “I am encouraged by the stronger than anticipated performance this quarter, driven by sequential revenue growth of 11% and record gross margins, as the impact of our strategy produced gains to both the top and bottom lines. With total liquidity of $528 million and zero debt, we are uniquely positioned to grow organically and capitalize on promising inorganic opportunities.

Looking ahead, we remain focused on generating greater operating efficiencies while enhancing our differentiated offering to customers. Our size and scale strengthen our value proposition that customers can depend on as they navigate industry consolidation, supply disruptions and the energy transition.”

Prior to the earnings conference call a presentation titled “NOW Inc. Second Quarter 2021 Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

NOW Inc. is one of the largest distributors to energy and industrial markets on a worldwide basis, with a legacy of over 150 years. NOW Inc. operates primarily under the DistributionNOW and DNOW brands. Through its network of approximately 195 locations and 2,450 employees worldwide, NOW Inc. offers a comprehensive line of products and solutions for the upstream, midstream and downstream energy and industrial sectors. Our locations provide products and solutions to exploration and production companies, energy transportation companies, refineries, chemical companies, utilities, manufacturers and engineering and construction companies.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$293	$387
Receivables, net	271	198
Inventories, net	250	262
Prepaid and other current assets	17	14

Total current assets	831	861
Property, plant and equipment, net	120	98
Deferred income taxes	1	1
Goodwill	66	—
Intangibles, net	12	—
Other assets	40	48

Total assets	$1,070	$1,008

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$217	$172
Accrued liabilities	99	95
Other current liabilities	25	5

Total current liabilities	341	272
Long-term operating lease liabilities	19	25
Other long-term liabilities	14	12

Total liabilities	374	309
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 110,558,831 and 109,951,610 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	2,057	2,051
Accumulated deficit	(1,220)	(1,208)
Accumulated other comprehensive loss	(142)	(145)

Total stockholders’ equity	696	699

Total liabilities and stockholders’ equity	$1,070	$1,008

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2021	2020	2021	2021	2020
Revenue	$400	$370	$361	$761	$974
Operating expenses:
Cost of products	315	302	286	601	789
Warehousing, selling and administrative	85	97	79	164	227
Impairment charges	—	—	4	4	320

Operating profit (loss)	—	(29)	(8)	(8)	(362)
Other expense	(1)	(2)	(1)	(2)	(2)

Loss before income taxes	(1)	(31)	(9)	(10)	(364)
Income tax provision (benefit)	1	(1)	1	2	(3)

Net loss	$(2)	$(30)	$(10)	$(12)	$(361)

Loss per share:
Basic loss per common share	$(0.02)	$(0.27)	$(0.09)	$(0.11)	$(3.30)

Diluted loss per common share	$(0.02)	$(0.27)	$(0.09)	$(0.11)	$(3.30)

Weighted-average common shares outstanding, basic	110	109	110	110	109

Weighted-average common shares outstanding, diluted	110	109	110	110	109

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2021	2020	2021	2021	2020
Revenue:
United States	$296	$260	$252	$548	$701
Canada	51	41	58	109	119
International	53	69	51	104	154

Total revenue	$400	$370	$361	$761	$974

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME (LOSS) TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2021	2020	2021	2021	2020
GAAP net loss (1)	$(2)	$(30)	$(10)	$(12)	$(361)
Interest, net	—	—	—	—	—
Income tax provision (benefit)	1	(1)	1	2	(3)
Depreciation and amortization	6	7	6	12	17
Other costs (2)	1	9	4	5	334

EBITDA excluding other costs	$6	$(15)	$1	$7	$(13)

EBITDA % excluding other costs (3)	1.5%	(4.1%)	0.3%	0.9%	(1.3%)

NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2021	2020	2021	2021	2020
GAAP net loss (1)	$(2)	$(30)	$(10)	$(12)	$(361)
Other costs, net of tax (4) (5)	2	12	5	7	335

Net income (loss) excluding other costs (5)	$—	$(18)	$(5)	$(5)	$(26)

DILUTED EARNINGS (LOSS) PER SHARE TO NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2021	2020	2021	2021	2020
GAAP diluted loss per share (1)	$(0.02)	$(0.27)	$(0.09)	$(0.11)	$(3.30)
Other costs, net of tax (4)	0.02	0.11	0.05	0.06	3.07

Diluted earnings (loss) per share excluding other costs (5)	$—	$(0.16)	$(0.04)	$(0.05)	$(0.23)

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income (loss) excluding other costs and (iii) diluted earnings (loss) per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)

Other costs primarily included impairment charges, as well as, net separation and transaction expenses associated with acquisitions, which were included in operating loss for the six months ended June 30, 2021.

(3)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(4)

Other costs, net of tax, for the six months ended June 30, 2021 included an expense of $2 million from changes in the valuation allowance recorded against the Company’s deferred tax assets; and $5 million related to the impairment charges and net separation and transaction expenses associated with acquisitions. The Company has excluded the impact of these items on its valuation allowance in computing net income (loss) excluding other costs.

(5)	Totals may not foot due to rounding.

4